Exhibit 10.2

PROMISSORY NOTE

$50,000.00           Date: May 28, 2013

For value received, the undersigned OSL Holdings Inc. (the "Borrower"), at Orangeburg, New York, promises to pay to the order of                      (the "Lender"), at                 (or at such other place as the Lender may designate in writing), the sum of $50,000.00 with interest from May 24, 2013, on the unpaid principal at the rate of 12% per annum.

I. TERMS OF REPAYMENT

A. Payments

The unpaid principal and accrued interest shall be payable in full on any future date on which the Lender demands repayment (the "Due Date").

Unpaid principal after the Due Date shall accrue interest at a rate of 16% annually until paid.

II. SECURITY

This Note is secured by personal property in a All intellectual and personal property included but not limited to patents, trademarks, software , receivables and contracts. Borrower agrees to execute any documents requested by Lender to perfect a security interest during the term of this loan. The Lender is not required to rely on the above security instrument and the assets secured therein for the payment of this Note in the case of default, but may proceed directly against the Borrower.

III. PREPAYMENT

The Borrower reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty.

IV. COLLECTION COSTS

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

V. DEFAULT

If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

1) the failure of the Borrower to pay the principal and any accrued interest in full on or before the Due Date;

2) the death of the Borrower or Lender;

3) the filing of bankruptcy proceedings involving the Borrower as a debtor;

4) the application for the appointment of a receiver for the Borrower;

5) the making of a general assignment for the benefit of the Borrower's creditors;

6) the insolvency of the Borrower;

7) a misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit.

In addition, the Borrower shall be in default if there is a sale, transfer, assignment, or any other disposition of any assets pledged as security for the payment of this Note, or if there is a default in any security agreement which secures this Note.

VI. SEVERABILITY OF PROVISIONS

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

VII. MISCELLANEOUS

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. The Borrower waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note shall affect the liability or the obligations of the Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option. The terms of this note , including the security interests, shall apply to all prior and future advances made by Lender unless specifically excluded in writing.

VIII. GOVERNING LAW

This Note shall be construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, this Agreement has been executed and delivered in the manner prescribed by law as of the date first written above.

Signed this 28 day of May, 2013

Borrower:

OSL Holdings Inc.

By:
Bob Rothenberg

ASSIGNMENT

[ONLY COMPLETE THE FOLLOWING INFORMATION TO ASSIGN PAYMENTS TO A NEW PARTY.]

For value received, the above Note is assigned and transferred to

, ("Assignee") of

(City)(State/province)

(Country)

Dated:

By: